Exhibit 10.20

                              AGREEMENT AND RELEASE

                This Agreement and Release is made by and between James C. R. Graham ("You") and Giga Information Group, Inc. ("Giga") or the ("Company"). In consideration of the mutual obligations and promises contained herein, you and Giga agree as follows:

1. Title. Effective August 15, 1999, your title will be changed to Research Fellow.

2.    Services. During the period between August 15, 1999 and February 15, 2000:
      (a) Giga may call upon you in a special projects capacity ("Services") for up to 40 business days of Services; (b) You will carry out the 12 CIO Seminars that have been scheduled by Giga; and (c) Giga may request up to an additional 20 business days of Services and you will use your best efforts to provide such Services. The Company shall provide reasonable notice to you as to any request for Services during this period. Furthermore, the Company agrees to pay reasonable out-of-pocket expenses (including travel) incurred by you in performance of Services. However, in all other respects, you will be entitled to use your time and your home office to focus on your future career, subject to the limitations in (4) and (8) below and elsewhere herein.

      At your option, after November 30, 1999 and other than the CIO Seminars, you may stop providing Services to the Company. If you so choose, the remaining consideration described in (3) (a), (b), and (c) below will not be paid and the vesting of stock options described in (5) below will end.

3. Consideration: (a) Continuation of base salary at its current level through February 15, 2000; (b) continuation of insurance benefits (health, life and disability) at their current levels through February 30, 2000;
      (c) continued participation in the Company's 401K plan through February 15, 2000; and (d) $50,000 for carrying out the CIO Seminars. In addition, You will be paid at the rate of $2,000 per day for the optional 20 days of Services.

      The $50,000 for carrying out the CIO Seminars will be paid as follows: (a) $15,000 upon execution of this agreement; (b) $17,000 on October 1, 1999; and (c) $18,000 on November 30, 1999.

4. Job Search. You may continue to use the computer and communications equipment Giga provided for your home office through the end of your employment. This equipment will be returned prior to the earlier of ten
      (10) days after you stop providing Services or February 30, 2000. Your access to voicemail will continue, and we will direct your email to your personal account, so long as your use of these systems does not threaten Giga's competitive position or put confidential information at risk. Giga will continue to provide normal administrative support during this period.

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5.    Stock Options. Your rights to exercise any vested options under the
      Company's 1996 Stock Option Plan (the "Plan") and other applicable plans will be determined by the applicable provisions of that Plan(s). Vesting will continue through February 15, 2000. For purposes of determining the "Exercise Period Upon Termination of Employment" under the Plan, your last day of employment will be February15, 2000. The 90-day exercise period of options begins February 15, 2000.

6. Release of Claims: (a) In consideration of Giga's payments and undertakings contained in this Agreement and Release and except for any vested interest in the Company's 401(k) Savings and Retirement Plan, and Stock Option Plans, you hereby release and forever discharge, and covenant not to sue or commence proceedings against, Giga, its subsidiaries or affiliates and their respective officers, directors, employees, agents, successors and assigns ("Releasees"), from and with respect to any and all claims, debts, demands, damages, actions and causes of action of any kind whatsoever, based on facts or circumstances of which you have present knowledge, which you now have, ever had, or may in the future have, against such Releasees, arising to the date of this Agreement and Release, including, without limitation, those arising out of or in any manner relating to your employment by Giga or the termination of such employment, including, without limitation, any claim for reinstatement, back or future pay, bonuses, commissions, fringe benefits, medical expenses, attorneys' fees and expenses, damages or consequential damages, including but not limited to any claim, complaint, charge or lawsuit under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, Executive Order 11246, the Massachusetts Fair Employment Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act and any other state, federal or municipal law statute, public policy, order or regulation affecting or relating to the claims or rights of employees, including any and all claims and suits in tort or contract. You hereby represent and warrant to Giga that you have no present knowledge of any facts and circumstances that may give rise to a claim against Giga or other Releasees.

      (b) With respect to any rights you may have under the Age Discrimination in Employment Act of 1967, which rights are being released under this Agreement and Release, you understand that you have 21 days to consider this Agreement and Release, which, if you choose to sign this document before the 21-day period expires, you hereby waive; that for a period of seven days following your execution of this Agreement and Release you may revoke it and your release as to such rights; that this Agreement and Release shall not become effective or enforceable as to the release of such rights until this seven-day revocation period has expired; and that Giga has no obligation to pay any sums or provide any benefits referred to in this Agreement and release, except those to which you are entitled under existing Giga policy, until it becomes effective or enforceable.


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7.    Confidentiality and Non-Disparagement: You and the Company agree to keep as confidential that the terms of this Agreement and Release, and all facts and circumstances associated therewith, except that the parties will develop a mutually acceptable exit statement for internal and external publication. In addition, you agree that you will not act or assist any action to diminish or interfere with the Company's relationship with its employees, clients, or prospective clients, or the Company's goodwill; or seek to bind the Company in any way during the salary continuation period or thereafter. Notwithstanding the forgoing, you are permitted to share the details of this Agreement in confidence with your attorney.

7. Other Agreements Still in Effect. The provisions of all confidentiality, assignment of invention, and non-compete agreements you signed during the course of your employment with Giga remain in effect. You agree to comply with company policies in connection with your employment as described herein.

      Giga understands that You are writing a book with the planned title "How to Build an Internet Insurance Company." Giga agrees that with regard to the book, the entire rights, title and interest, including copyright, in all software, data, methodologies, sketches, drawings, models, presentations, works of authorship or other creative works, ideas, knowledge or data, whether written, oral or otherwise expressed, originated and developed by You is your soles property.

9. Complete Agreement: You acknowledge that you have read and understood this Agreement and Release and have had the opportunity to seek the advice of your attorney upon request. This Agreement and Release sets forth the entire agreement and understanding between you and Giga concerning the matters specified above (but in no way limits your obligations under any other agreement between you and the Company). No subsequent modification of this Agreement shall be effective unless it is in writing and duly signed by authorized representatives of both parties.

By signing below, each party agrees to the terms of this Agreement and Release. Once signed, any reproduction of this Agreement and Release made by reliable means (for example photocopy or facsimile) is considered an original.


AGREED:                                   GIGA INFORMATION GROUP:

                                          By:
------------------------------------          ----------------------------------
James C. R. Graham                            Daniel M. Clarke, SVP and CFO
Date:                                         August 16, 1999
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